UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 1, 2004
(Date of earliest event reported)

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370

(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 592-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2004, Dr. J. Michael Fitzpatrick, Director, President and Chief Operating Officer of Rohm and Haas Company, entered into an agreement with the Company outlining the compensation and benefits he will receive upon his retirement from the Company on January 31, 2005. During February 2005, Dr. Fitzpatrick will receive a lump sum payment of $3,006,100. All stock options, restricted stock, annual bonus and long-term bonuses will be handled as provided for retiring employees under the plans governing those awards. He will also receive certain benefits including normal retiree medical benefits.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 7, 2004, Rohm and Haas Company issued a press release announcing, among other things, the approval of certain fourth quarter restructuring initiatives. A copy of that release is being furnished to the SEC as exhibit 99.1 to this form, and the information required by this item is incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Dr. J. Michael Fitzpatrick, Director, President and Chief Operating Officer of Rohm and Haas Company, has announced his retirement from the Company, effective January 31, 2005. At that time he will also retire as a member of the Board of Directors. Upon Dr. Fitzpatrick’s retirement, Mr. Raj L. Gupta, 58, Chairman and Chief Executive Officer of the Company since 1999, will also assume the title of President.

ITEM 8.01. OTHER EVENTS.

The Company’s December 7, 2004 press release furnished as exhibit 99.1 to this form also announces that the Board of Directors of Rohm and Haas Company authorized the repurchase of up to $1 billion of its common stock through 2008, with the timing of the purchases depending on market conditions and other priorities for cash.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

EXHIBIT 99.1 — Press release dated December 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY
(Registrant)

/s/ Jacques M. Croisetiere
Jacques M. Croisetiere
Vice President and Chief Financial Officer

Date: December 7, 2004

Exhibit Index

99.1 Press release dated December 7, 2004